UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2016

GLYCOMIMETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-36177	06-1686563
(Commission File No.)	(IRS Employer Identification No.)

9708 Medical Center Drive

Rockville, MD 20850

 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (240) 243-1201

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                Other Events.

On March 1, 2016,  GlycoMimetics, Inc. (the “Company”) entered into an at-the-market issuance sales agreement (the “Agreement”) with Cowen and Company, LLC (“Cowen”) under which the Company may offer and sell, from time to time at its sole discretion, shares of its common stock, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $40,000,000 through Cowen as its sales agent.  Also on March 1, 2016, the Company filed a prospectus supplement offering up to $19,000,000 of shares of its Common Stock in accordance with the Agreement.  On June 2, 2016, the Company filed Amendment No. 1 to prospectus supplement to increase the offering to $40,000,000 of shares of its Common Stock, including the shares of Common Stock that have already been sold under the Agreement.

The purpose of this Current Report on Form 8-K is to file an opinion in connection with the increase in the size of the offering in Amendment No. 1 to the prospectus supplement.  A copy of the opinion of Cooley LLP relating to the legality of the shares of Common Stock that may be issued pursuant to the Agreement is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01.                Financial Statements and Exhibits.

(d) Exhibits

Number	Description
5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLYCOMIMETICS, INC.

Date: June 2, 2016	By:	/s/ Brian M. Hahn
Brian M. Hahn
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

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